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                                                                   EXHIBIT 4.9.4

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                               AMFM OPERATING INC.


                                   AS OBLIGOR


                                       AND

                           THE GUARANTORS NAMED HEREIN

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,


                                   AS TRUSTEE


                  --------------------------------------------



                          FOURTH SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 19, 1999

                                       TO

                                    INDENTURE


                          DATED AS OF DECEMBER 19, 1996


                  --------------------------------------------



                                  $100,000,000

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2007




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     FOURTH SUPPLEMENTAL INDENTURE dated as of November 19, 1999, among AMFM
OPERATING INC., a Delaware corporation (the "Company"), the subsidiaries listed on Schedule I hereto (collectively, the "New Subsidiary Guarantors") and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York trust corporation, as Trustee (the "Trustee").

     WHEREAS, Katz Media Corporation ("Katz Media") and the subsidiary guarantors named therein have heretofore executed and delivered to the Trustee an Indenture dated as of December 19, 1996, as amended and restated pursuant to the First Supplemental Indenture among Katz Media, the subsidiary guarantors named therein and the Trustee dated as of October 28, 1997, and as amended by the Second Supplemental Indenture dated as of October 28, 1997 by and among Chancellor Media Corporation of Los Angeles ("CMCLA"), the subsidiary guarantors named therein and the Trustee, and by the Third Supplemental Indenture dated as of August 23, 1999 by and among CMCLA, the subsidiary guarantors named therein and the Trustee (as so amended and restated, the "Indenture"), providing for the issuance of $100,000,000 aggregate principal amount of Katz Media's 10 1/2% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, pursuant to that Second Supplemental Indenture dated as of October 28, 1997, CMCLA assumed the obligations under the Notes and the Indenture;

     WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among CMCLA, Capstar Radio Broadcasting Partners, Inc., a Delaware corporation ("Capstar Radio"), SBI Holding Corporation, a Delaware corporation ("SBI"), and the Company, dated as of November 19, 1999 (the "Merger Agreement"), among other things, CMCLA, Capstar Radio, and SBI merged with and into the Company (the "Merger");

     WHEREAS, the Company, the New Subsidiary Guarantors and the Trustee desire by this Fourth Supplemental Indenture (i) pursuant to and as contemplated by
Section 5.01 of the Indenture, that the Company expressly assume all of the obligations under the Notes and the Indenture, and (ii) pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including Sections 4.15, 9.01 and 11.05, to add the New Subsidiary Guarantors as guarantors pursuant to the terms of the Indenture;

     WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and each of the New Subsidiary Guarantors; and

     WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:


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                                    ARTICLE I

                       ASSUMPTION OF OBLIGATIONS AS ISSUER

     Section 1.01 ASSUMPTION. The Company hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of CMCLA under the Indenture as of the date of this Fourth Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of CMCLA under each Note outstanding on the date of this Fourth Supplemental Indenture.

                                   ARTICLE II

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

     Section 2.01 ASSUMPTION. Each of the New Subsidiary Guarantors hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Fourth Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Fourth Supplemental Indenture.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     Section 3.01 DEFINED TERMS. For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fourth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 3.02 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

     Section 3.03 GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 3.04 SUCCESSORS. All agreements of the Company and the New Subsidiary Guarantors in this Fourth Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.


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     Section 3.05 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 3.06 SEVERABILITY. In case any one or more of the provisions in this Fourth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 3.07 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

     Section 3.08 EFFECTIVENESS. This Fourth Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of the appropriate officers of the Company; and an opinion of Vinson & Elkins L.L.P., counsel to the Company, each of which shall be dated no earlier than the date hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.

                                     AMFM OPERATING INC.,
                                     as Obligor


                                     By: /s/ W. Schuyler Hansen
                                         ---------------------------------------
                                         W. Schuyler Hansen
                                         Senior Vice President and
                                         Chief Accounting Officer

Attest: /s/ Jean Menke
        -------------------------

                                     ON BEHALF OF EACH OF THE NEW SUBSIDIARY
                                     GUARANTORS LISTED ON SCHEDULE I HERETO*


                                     By: /s/ Kathy Archer
                                         ---------------------------------------
                                         Kathy Archer
                                         Senior Vice President

Attest: /s/ Jean Menke
        -------------------------

                                     AMERICAN STOCK TRANSFER &
                                     TRUST COMPANY, as Trustee


                                     /s/ Herbert J. Lemmer
                                     -------------------------------------------
                                     By:  Herbert J. Lemmer
                                         ---------------------------------------
                                     Title:  Vice President
                                            ------------------------------------

Attest: /s/ Susan Silber
        -------------------------

--------
*For Capstar TX Limited Partnership, by Capstar Radio Operating Company, its general partner.


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                                             CAPSTAR ROYALTY I CORPORATION
                                             CAPSTAR ROYALTY II CORPORATION
                                             CAPSTAR COMMUNICATIONS OF
                                                  CALIFORNIA, INC.,
                                             as New Subsidiary Guarantors



                                             By:  /s/ Kathy Archer
                                                  ------------------------------
                                                  Kathy Archer
                                                  President

Attest: /s/ Jean Menke
        -------------------------


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                                   SCHEDULE I

                            NEW SUBSIDIARY GUARANTORS
            (ALL NEW SUBSIDIARY GUARANTORS ARE DELAWARE CORPORATIONS
                         EXCEPT AS EXPRESSLY INDICATED)

Chancellor Media Corporation of California
Chancellor Media Pennsylvania License Corp.
Chancellor Marketing Group, Inc. (a Virginia corporation)
CBC Acquisition Company, Inc.
Capstar Acquisition Company, Inc.
Capstar Operating Corporation
Capstar Royalty II Corporation
Osborn Entertainment Enterprises Corporation
Music Hall Club, Inc. (a West Virginia corporation)
Jamboree in the Hills
Capstar Royalty I Corporation
Triathlon Broadcasting Company
Capstar Communications California, Inc.
Capstar Radio Operating Company
WPYX, Inc. (a New York corporation)
Capstar TX Limited Partnership (a Delaware limited partnership)